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EXHIBIT 10.1

PROMISSORY NOTE

$6,692,722	Omaha, Nebraska
July 21, 2000

    FOR VALUE RECEIVED, the undersigned, SD ACQUISITION INC., a Nebraska corporation and any surviving entity ("Maker"), hereby promises to pay to the order of TRANSGENOMIC, INC., a Delaware corporation ("Holder"), the principal sum of SIX MILLION SIX HUNDRED NINETY TWO THOUSAND SEVEN HUNDRED TWENTY TWO AND 00/100 DOLLARS ($6,692,722) (the "Principal Balance") together with interest thereon which has accrued on the unpaid portion of the Principal Balance through the date of payment in full ("Interest"). Interest shall accrue on the Principal Balance from the date hereof until this Note is fully paid at a rate of eight-and-three-quarters percent (8.75%) per annum computed on the basis of the actual number of days elapsed without compounding. The Principal Balance and all Interest shall be due and payable on December 30, 2000 (the "Maturity Date").

    The Principal Balance of this Note may be prepaid in whole or in part at any time prior to the Maturity Date. At the time of prepayment there will be due and owing to the Holder all accrued but unpaid Interest. Payment of the Principal Balance and Interest shall be made by wire transfer to an account designated by Holder or by such other means as the Holder may reasonably require.

    Upon any Event of Default (as defined below), the Holder may, without notice or demand, declare the then outstanding Principal Balance and all outstanding Interest immediately due and payable. Unless waived by the Holder, any one of the following shall constitute an Event of Default under this Note:

    (a) Maker has made any material misstatement of fact, misrepresentation or omission with respect to, or has otherwise defaulted in the performance of any term, condition, covenant or other agreement, which default has not been waived or cured with respect to, any provision, representation or warranty set forth in this Note, that certain Asset Purchase Agreement, dated May 16, 2000, between Maker and Holder (the "Agreement"), or any other agreements between Maker and Holder;

    (b) Maker fails to pay the Principal Balance and all accrued and unpaid Interest on or before the Maturity Date as may be required herein or in the Agreement; and

    (c) Maker (i) fails to pay or otherwise defaults with respect to any material indebtedness, installment contract or any other material obligation; (ii) becomes insolvent, generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (iii) makes an assignment for the benefit of creditors; or (iv) files or has filed against it involuntarily a petition in bankruptcy or institutes any action under any applicable laws providing for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for his assets (or has such a petition or action filed against it and such petition or action or appointment is not dismissed or stayed within ninety (90) days). The Maker expressly waives presentment, protest, demand, notice of dishonor or default.

    This Note shall inure to the benefit of the successors, legal representatives and assigns of the Holder.

    To secure the timely payment of all Principal Balance and the Interest under this Note and the performance by Maker of all of its commitments and obligations under the Agreement, Maker hereby pledges and grants to the Holder a security interest in all of the right, title and interest of the Maker in and to all of the assets, interests and undertakings of Maker, including, without limitation, all equipment, inventory and accounts, whether now owned or hereafter acquired, existing or arising, tangible or intangible, including, without limitation, all general intangible property, wherever located, together with all renewals thereof, substitutions therefor and proceeds thereof and all interest, dividends, income and revenue therefrom (the "Collateral"); and Maker hereby grants to Holder a security interest in the

Collateral and acknowledges and agrees to take all steps necessary to perfect such security interest in accordance with the applicable laws of the State of Nebraska, including, without limitation, the Uniform Commercial Code of the State of Nebraska as it may be amended from time to time (the "UCC").  This instrument shall constitute a security agreement to the extent the Collateral constitutes personal property, and Holder shall have all of the rights of a "Secured Party" under the UCC.

    As of the date hereof, Maker represents and warrants that there are no liens, mortgages or other encumbrances affecting or otherwise limiting or restricting the transferability of any or all of the Collateral other than those existing under any capital leases or similar arrangements with respect to property or equipment leased by Maker. Maker waives any right to require Holder to proceed against another person or to exhaust the Collateral or to pursue any other remedy which Holder may have. Maker waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and dishonor with respect to the Collateral. Maker waives the right to require Holder to preserve rights against prior parties to instruments or chattel paper.

    Except in an Event of Default, Maker shall retain all of its rights to, and use of, the Collateral and to the use of the profits or proceeds from the Collateral.

    No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Maker from the terms hereof, shall be effective unless the same shall be in a writing signed by an authorized officer of the Holder, and then only in the specific instance and for the purpose for which given. No failure to exercise, and no delay in exercising, any right under the Agreement or this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right under the Agreement or this Note preclude any other or further exercise thereof or the exercise of any other right. Each and every right granted hereunder or by law or at equity shall be deemed cumulative, and such remedies may be exercised from time to time concurrently or consecutively.

    All notices which may be given in connection with this Note shall be given in the manner required for notices under the Agreement.

    Any term of this Note that does not comply with applicable law will not be effective if that law does not expressly or impliedly permit variations by agreement. If any part of this Note cannot be enforced according to its terms, that fact will not affect the balance of this Note.

    The Maker's rights and obligations under this Note are not assignable or delegable without the prior written consent of the Holder.

    This Note will be governed by the laws of the United States and the State of Nebraska, including the Uniform Commercial Code. The terms of any agreement securing the payment of this Note may also be governed by the law of the state where the property is located.

    IN WITNESS WHEREOF, the Maker has executed and delivered this Note effective as of the date first set forth above.

MAKER:
SD ACQUISITION INC.
By	/s/ STEPHEN F. DWYER Stephen F. Dwyer, President

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PROMISSORY NOTE